SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549

                            FORM 8-K
                         CURRENT REPORT

                 Pursuant to Section 13 or 15(d)
              of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): June 3, 1995


                    SMITH CORONA CORPORATION
     (Exact name of registrant as specified in its charter)


DELAWARE                      1-10281                  51-0286862
- --------                      -------                  ----------
(State or other jurisdiction (Commission         (I.R.S. Employer
  of incorporation)           File Number)    Identification No.)


         65 Locust Avenue, New Canaan, Connecticut 06840
        (Address of principal executive offices) (zip code)

                         (203) 972-1471
       (Registrant's telephone number, including area code)

Item 5.  Other Events



     On June 9, 1995, Smith Corona Corporation (the "Company") issued a press release announcing that it is in technical default of its Credit Agreement as a result of the restructuring charge announced May 8, 1995 and that it is continuing to negotiate with its lenders an acceptable amendment to such Credit Agreement but that there is no assurance that it will successfully do so.

     On June 13, 1995, the Company issued a press release announcing that two members of its Board of Directors will be replaced as a result of the demerger of U.S. Industries, Inc. from Hanson PLC. Mark A. Alexander, Senior Vice President, Corporate Development of Hanson Industries, and John E. Lushefski, Senior Vice President and Chief Financial Officer of Hanson Industries, will replace David H. Clarke and John G. Raos, Chairman and CEO and President and COO of U.S. Industries, Inc., respectively, who resigned effective June 8, 1995.

     Robert Van Buren, Chairman and Chief Executive Officer of the Company, has been elected President, succeeding William D.
Henderson, who involuntarily resigned from such position and from the Company's Board of Directors effective June 3, 1995 as a result of the corporate restructuring it announced on May 8, 1995.

     A copy of the News Releases are attached hereto as Exhibits
99.1 and 99.2 and are incorporated herein by reference.

                     INDEX TO EXHIBITS


Exhibit No.                                  Description
- -----------                                  -----------

  99.1                                      News Release
  99.2                                      News Release

                       SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Date: June 19, 1995                SMITH CORONA CORPORATION



                                    By: /S/ John A. Piontkowski
                                        John A. Piontkowski
                                        Vice President - Finance
                                        & Controller